ESCROW AGREEMENT

This Escrow Agreement (“Agreement”) is dated as of the 19th  day of September 2012 (this “Agreement”) and is entered into by and among China Green Creative, Inc., a Nevada corporation (the “Company”), Xinhua Chen, as representative of those certain purchasers ("Purchasers") to the Securities Purchase Agreement (as hereinafter defined) (the " Purchaser Representative") and Ya Ling, a PRC citizen (the “Escrow Agent”).

The Company, the Purchaser Representative and the Escrow Agent are hereinafter sometimes collectively referred to as the “Parties” and each individually, as a “Party”.

RECITALS

A.           The Company and the Purchasers are parties to a Securities Purchase Agreement, dated as of September 19, 2012 (the “Purchase Agreement”).

B.           As used in this Agreement, certain capitalized terms not otherwise defined herein, shall have the same meaning as they are defined in the Purchase Agreement.

C.            On the “Initial Closing Date” under the Purchase Agreement, the Company is required to have received in good funds at least $505,000 of proceeds from the sale of shares of the Company's Common Stock under the Purchase Agreement (the "Initial Closing Amount").

D.           In order to facilitate the Initial Closing under the Purchase Agreement and related documents and agreements to be entered into on or before the Initial Closing Date (collectively, the “Transaction Documents”), each of the Parties and the Purchasers have agreed to deposit in a specified escrow account of the Escrow Agent maintained at Bank of China (the “Escrow Account”), the “Escrow Proceeds” set forth below, to be held in escrow by the Escrow Agent, and such Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Agreement.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1

ESCROW DEPOSIT

Section 1.1.  Payment of Escrow Proceeds. Upon their execution of the Purchase Agreement, the Purchasers each severally agrees to deliver to the Escrow Agent, by check or by wire transfer of immediately available funds and in accordance with the wire instructions set forth in Section 1.3 below, the amounts representing the Purchase Price paid by such Purchaser(s) for the Shares of Common Stock of the Company purchased and subscribed to by such Purchaser(s) pursuant to the terms of the Purchase Agreement (collectively, the “Escrow Proceeds”).

Section 1.2.  Notice of Receipt of Minimum Proceeds.  The Escrow Agent shall notify the Company in writing or by electronic mail at such time as the Escrow Agent shall have received the Initial Closing Amount in Escrow Proceeds.  The Company shall be obligated to promptly notify each Purchaser if and when the Company shall receive notification by the Escrow Agent that the Initial Closing Amount has been received by the Escrow Agent as Escrow

Proceeds.

Section 1.3.    Wiring Instructions.  Each of the Purchasers shall wire their respective allocable Purchase Prices and amounts of the Escrow Proceeds to the Escrow Account set forth below:

Section 1.4.    Disbursements.

(a)           On the Initial Closing Date and simultaneous with the Initial Closing, and upon (i) confirmation by the Escrow Agent to the Company of its receipt of good funds aggregating not less than the Initial Closing Amount in the Escrow Account, and (ii) receipt by the Escrow Agent of written approval, in the form annexed hereto as Exhibit A (the "Disbursement Instructions") by the Company and the Purchaser Representative to disburse the Escrow Proceeds to the Company, the Escrow Agent shall exchange the Escrow Proceeds into United States Dollars and thereafter disburse such Escrow Proceeds from the Escrow Account to the Company and any other persons, in the amounts and to the bank accounts set forth in the disbursement schedule attached to the  Disbursement Letter and made a part hereof (the “Disbursement Schedule”).  Such Disbursement Schedule may be amended prior to the Closing Date only by the unanimous written consent of the Company and the Purchasers.

(b)           The Escrow Agent shall only disburse the Escrow Proceeds pursuant to Section 1.4(a) above, upon receipt of the Disbursement Instructions signed by at least one of the Company's “Authorized Person” set forth on Exhibit B annexed hereto and the Purchaser Representative instructing and authorizing the Escrow Agent to disburse the Escrow Proceeds in accordance with the Disbursement Instructions, as the same may be amended pursuant to this Agreement.

(c)           Disbursement Instructions shall be delivered in writing and may be delivered either by hand delivery, by facsimile transmission to

Ya Ling  or by electronic mail to either of Ya Ling.

(d)           It is anticipated that the Initial Closing under the Purchase Agreement and the other Transaction Documents shall occur by not later than 5:00 p.m. (EDT) on September 19, 2012 (the “Initial Closing Date”).  In the event that for any reason, or no reason, the Initial Closing Amount in good funds have not been received by the Escrow Agent in the Escrow Account, or the Initial Closing contemplated by the Purchase Agreement and other Transaction Documents shall not have occurred and been consummated by the Initial Closing Date, then and in such event, the Escrow Agent shall promptly return to each of the Purchasers that have deposited Escrow Proceeds pursuant to this Agreement all, and not less than all, of such Purchasers’ allocable amount of Escrow Proceeds, without interest or deduction.  The Escrow Agent shall release, by wire transfer of immediately available funds each of the Purchasers’ allocable portion of the Escrow Proceeds to bank accounts designated in writing by such Purchaser on the Purchasers Signature Page.

(e)           Upon the disbursement of all of the Escrow Proceeds, this Agreement shall terminate and be of no further force and effect except that the provisions of Section 3.1 and Section 3.2 hereof shall survive termination.

ARTICLE 2

DUTIES OF THE ESCROW AGENT

Section 2.1.  Scope of Responsibility.  Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Agreement, which shall be deemed purely ministerial in nature.  Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Agreement.  The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Agreement. References in this Agreement to any other Transaction Document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto, except to the extent of the Escrow Agent’s obligations as a party to any or all of such Transaction Documents.  This Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Agreement.

Section 2.2.  Attorneys and Agents.  The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the written advice of counsel or other professionals retained or consulted by the Escrow Agent.  The Escrow Agent shall not be compensated for acting in its capacity as escrow agent under this Agreement, but shall be reimbursed for any and all reasonable compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals.

Section 2.3.  Reliance.  The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors or assigns.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.

Section 2.4.  No Financial Obligation.  No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement.

ARTICLE 3

PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1.  Indemnification.  Each of the Company, the Purchasers and the Purchaser Representative, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable and documented attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Agreement, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

Section 3.2.  Limitation of Liability.  The Escrow Agent shall not be liable, directly or indirectly, for any (a) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have directly resulted from the Escrow Agent’s gross negligence or willful misconduct, or (b) special, indirect or consequential damages, even if the Escrow Agent has been advised of the possibility of such losses or damages.

Section 3.3.  Compensation.  The Escrow Agent shall not be entitled to compensation for its services under this Agreement.

Section 3.4.  Disagreements.  If any conflict, disagreement or dispute arises between, among or involving any of the Parties or Purchasers hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent may, at its option, retain the Escrow Proceeds until the Escrow Agent (a) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Proceeds, (b) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Proceeds, in which event the Escrow Agent shall be authorized to disburse the Escrow Proceeds in accordance with such final court order, arbitration decision or agreement, or (c) files an interpleader action in any court of competent jurisdiction, and, upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Proceeds and shall be entitled to recover reasonable and documented attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.  The Escrow Agent shall be entitled to act on any such agreement, court order or arbitration decision without further question, inquiry or consent.

Section 3.5. Attachment of Escrow Proceeds; Compliance with Legal Orders.  In the event that any Escrow Proceeds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Proceeds, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction.  In the event that the Escrow Agent obeys or complies with any such writ, order or decree, it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

ARTICLE 4

MISCELLANEOUS

Section 4.1. Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and permitted assigns.  No other persons shall have any rights under this Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Parties and shall require the prior written consent of the other Parties (such consent not to be unreasonably withheld).

Section 4.2.  Escheat.  The Parties are aware that, under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state.  The Escrow Agent shall have no liability to the other Parties, their respective heirs, legal representatives, successors and assigns or any other party, should any or all of the Escrow Proceeds escheat by operation of law.

Section 4.3.  Notices.  All notices, requests, demands, and other communications required under this Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (a) personally, (b) by electronic mail, (c) by facsimile transmission with written confirmation of receipt, (d) by overnight delivery with a reputable national overnight delivery service, or (e) by mail or by certified mail, return receipt requested and postage prepaid.  If any notice is sent by facsimile transmission or electronic mail, it shall be deemed given on the date transmitted.  If any notice is mailed, it shall be deemed given three business days after the date such notice is deposited in the United States mail.  If notice is given to a Party, it shall be given at the address for such Party set forth below on the signature page of this Agreement.  It shall be the responsibility of the Parties to notify the Escrow Agent and the other Parties in writing of any name or address changes.  In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

Section 4.4.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.5.  Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Proceeds.

Section 4.6.  Amendment.  This Agreement may be amended, modified, superseded, rescinded or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 4.7.  Waivers.  The failure of any Party at any time or times to require performance of any provision under this Agreement shall in no manner affect the right at a later time to enforce the same performance.  A waiver by any Party of any such condition or breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation or warranty contained in this Agreement.

Section 4.8.  Headings.  Section headings of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Agreement.

Section 4.9.  Counterparts.  Whenever required by the context of this Agreement, the singular shall include the plural and masculine shall include the feminine.  This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.  Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party.  Such facsimile copies shall constitute enforceable original documents.

Balance of this page intentionally left blank – signature pages follow

IN WITNESS WHEREOF, the undersigned Company and the Purchaser Representative have each caused this Escrow Agreement to be executed as of the date indicated below.

COMPANY

CHINA GREEN CREATIVE, INC.

By:           /s/ Xingzhang Ye
Name:           Xingzhang Ye
Title:           CEO
Date:  September 19, 2012

ESCROW AGENT

Ya Ling

By: /s/ Ya Ling
Name:           Ye Ling
Title:
Date: September 19, 2012

PURCHASER REPRESENTATIVE

Xinghua Chen

By:           /s/ Xinghua Chen
Name:           Xinghua Chen
Title:
Date:  September 19 2012

EXHIBIT A
Disbursement Instructions

China Green Creative, Inc.

Ya Ling

Dear Sir or Madam:

In accordance with the terms of Section 1.4 of the Escrow Agreement dated as of September 19, 2012, by and among China Green Creative, Inc., a Nevada corporation (the “Company”), Ya Ling, as representative of those certain Purchasers ("Purchasers") to the Securities Purchase Agreement (the "Purchaser Representative," together with the Company, the "Parties") and you – as Escrow Agent, pursuant to your indication that you received the Initial Closing Amount in the Escrow Account, the Parties hereby notify the Escrow Agent that you may exchange the Initial Closing Proceeds of [  ]RMB and thereafter, disburse the funds as set forth on Schedule I attached hereto.

Very truly yours,

China Green Creative, Inc.

By:__________________________
Name: Xingzhang Ye
Title: CEO

Xinhua Chen

By:
Name:
Title:

Schedule I
Disbursement Schedule

PLEASE DISTRIBUTE FUNDS BY WIRE TRANSFER AS FOLLOWS:

[ name & wire info ]	[amount]

China Green Creative, Inc. [wire info]	All remaining funds

EXHIBIT B

AUTHORIZED PERSONS

Name THE COMPANY:	Specimen Signature
______________________________ Xingzhang Ye ______________________________ Xinghua Chen	_____________________________ Signature _____________________________ Signature
THE PURCHASER REPRESENTATIVE: ______________________________ Xinghua Chen	_____________________________ Signature